Exhibit 99.1

Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala Elsherbini, COO  972-458-8000

Beacon Enterprise Solutions Announces Contract Expansion with Major Fortune 50 Client

-- Contract Expands Business Relationship in Europe, the Middle East and Africa--

LOUISVILLE, KY, July 19, 2011 -- Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today announces the signing of a new contract to extend Beacon’s relationship with a major Fortune 50 pharmaceutical client.

The execution of this contract, which further validates this client’s satisfaction with Beacon, will extend the relationship for two more years and expand the scope to include all of Europe, the Middle East and Africa.  Beacon has worked with this client for more than ten years, in assessing, documenting and implementing the pharmaceutical company’s ITS infrastructure throughout the world, and has been its “go-to-source” for ITS-related projects.

“This contract expands the primary coverage from the G8 nations specified in the original contract to all of Europe, the Middle East and Africa,” stated Jerry Bowman, President and COO of Beacon.  “Both Beacon and the client have learned a great deal about each other’s requirements and capabilities during the term of the first contract and this extension is the result of months of review and analysis side-by-side with their team.  We believe that this latest agreement contains several new best practices for the delivery of technology solutions on a global basis, and will be used in agreements with other regions of this client and for new clients going forward.  This best practices approach produces the consistency, predictability, reliability and customer satisfaction without increasing internal costs through leveraging Beacon’s global reach.  We are excited about the EMEA region as fiscal year 2011 performance for the first 3 quarters is already showing promise with the ITS contract services performing at 164%, 377%, and 182% of respective quarterly targets with an annualized rate of 242% of plan.  From a scope perspective on this expanded contract, Beacon has historically worked on approximately 15% of the locations.  The renewal of this contract will extend our service delivery reach into at least 13 additional countries and over 150 subsidiaries, giving our contract services team the ability to increase service volume by 5 or 6 times the historical numbers that have come out of EMEA.”

“As we overcome business and cultural issues with the remote offices of global clients, constant improvement is mission critical to our success to developing those long term relationships,” stated Bruce Widener, Chairman and CEO of Beacon.  “Our global account managers are charged with continuously educating and developing solutions to meet the business requirements of multi-national and global locations. This expanded contract is another example of how our team is successfully providing meaningful solutions, ranging from those in the Fortune 1000 to the many others that we manage day-to-day.  Our mission is to develop a strong institutional knowledge of our clients’ sites and standards, and then enable their employees to focus on their core business, while we focus on ours.  Winning business with a client the first time is exciting, but I am more excited when I see extensions and renewals of contracts, because it means that my team is delivering the services and providing solutions consistent with our business model and customer-centric approach.”

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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